                                                        EXHIBIT 4.2


This Mortgage Was Prepared By
And After Recordation This Mortgage
Should Be Returned To:


Jack Edelbrock, Esq.
c/o Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois 60603-3441


                 MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT
                         AND ASSIGNMENT OF LEASES AND RENTS


                                         by



                         GAMBLERS SUPPLY MANAGEMENT COMPANY
                                    as Mortgagor

                                         to

                            ISLE OF CAPRI CASINOS, INC.
                                    as Mortgagee





                                 Property Known as

                         The Miss Marquette Gaming Facility
                             __________________________

                  MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT
                          AND ASSIGNMENT OF LEASES AND RENTS


     THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (this "MORTGAGE") entered into as of October 29, 1999 by GAMBLERS SUPPLY MANAGEMENT COMPANY, a South Dakota corporation (hereinafter called "MORTGAGOR"), having its principal place of business c/o Miss Marquette Riverboat Casino, 30325 128th Street, Marquette, Iowa, in favor of ISLE OF CAPRI CASINOS, INC., a Delaware corporation, having an office at 711 Washington Loop, Biloxi, Mississippi 39530 (hereinafter called "MORTGAGEE"). Terms appearing in this Mortgage with an initial capital letter that are not otherwise defined herein, but that are defined in the Credit Agreement (defined below), shall have the same respective meanings for purposes hereof as such terms have in the Credit Agreement.

                                       RECITALS

     A. LOANS. Pursuant to that certain Credit Agreement dated as of October 28, 1999 as the same may from time to time be amended, restated, modified, supplemented or substituted from time to time, the "CREDIT AGREEMENT"), the Mortgagee has agreed to make certain advances of credit in a maximum principal amount not to exceed $16,300,000 from time to time to the Mortgagor (the "LOAN").

     B. NOTE. The Loan is evidenced by a certain promissory note of even date with the Credit Agreement (together with all promissory notes given in replacement, satisfaction or substitution thereof, and all amendments, restatements or other modifications of any of the foregoing, the "NOTE"). The Note and all other obligations of the Mortgagor with respect to the Credit Agreement are secured by this Mortgage, the Ship Mortgage and the Security Agreement of even date herewith (together with this Mortgage, the Note and the Credit Agreement, collectively, as the same may from time to time be amended, modified or restated, the "LOAN DOCUMENTS").

     C. OBLIGATIONS; EXPENSES. This Mortgage secures the principal and interest under the Note, all fees payable under the Credit Agreement, the Expenses (as defined below), any additional advances made by Mortgagee in connection with the Mortgaged Property (defined below) or the Loan, any future advances made by the Mortgagee and all other amounts payable under the Loan Documents (the "DEBT") and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed under the Loan Documents (the "OBLIGATIONS"). As used in this Mortgage, the term "EXPENSES" means all fees and expenses incurred by Mortgagee or that are otherwise payable in connection with the Loan or the Mortgaged Property including reasonable attorneys' fees and expenses and any fees and expenses relating to (i) the preparation, execution, acknowledgment, delivery and recording or filing of the

Loan Documents; (ii) except as otherwise provided by the Loan Documents, any proceeding or other claim asserted against Mortgagee; (iii) except as otherwise provided by the Loan Documents, any inspection, assessment, survey and test permitted under the Loan Documents; (iv) any adjustment or evaluation of insurance settlements in respect of a partial or total destruction of the Mortgaged Property; (v) any participation in condemnation proceedings related to the Mortgaged Property; (vi) the preservation of Mortgagee's security and the exercise of any rights or remedies available at law, in equity or otherwise; and (vii) the Leases (as defined below) and the exercise of the Contract Rights (as defined below).

     NOW, THEREFORE, the Mortgagor, for and in consideration of the aforesaid Obligations and in order to secure the payment of the Obligations together with any renewals or extensions or modifications thereof upon the same or different terms or at the same or different rate of interest and also to secure: (i) all future advances and readvances that may subsequently be made to Mortgagor by Mortgagee evidenced by the aforesaid Note, or by other promissory notes, and all renewals and extensions thereof; and (ii) all other indebtedness of Mortgagor to Mortgagee now or hereafter existing, whether direct or indirect, the maximum amount of all indebtedness outstanding at any one time secured hereby not to exceed an amount equal to $16,300,000, plus interest thereon, all charges and expenses of collection incurred by Mortgagee including court costs and reasonable attorney's fees, has MORTGAGED, GRANTED, BARGAINED, SOLD, CONVEYED AND RELEASED and by these presents does MORTGAGE, GRANT, BARGAIN, SELL, CONVEY AND RELEASE unto the Mortgagee, its successors and assigns, the following property:

     All of Mortgagor's right, title and interest in and to that certain real estate legally described in EXHIBIT A hereto (the "LAND"), together with all after-acquired title in the Land, and together with all right, title and interest, if any, which Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures now or hereafter located thereon of every nature whatsoever, is herein called the "PREMISES".

     TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in subparagraphs (a) and (b) above (hereinafter the "PROPERTY RIGHTS").

     TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to (a) all apparatus, machinery and equipment of Mortgagor (the "EQUIPMENT"); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (the "FIXTURES"). It is mutually agreed, intended and declared that the Premises and all of the Property Rights, Equipment and Fixtures owned by Mortgagor (referred to collectively herein, together with the Land, as the "REAL PROPERTY") shall, so far as permitted by law, be deemed for the purpose of this Mortgage to be real estate and covered by this Mortgage.

     TOGETHER WITH all the estate, right, title and interest of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property or any part thereof; and (except as otherwise provided herein or in the Credit Agreement) the Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided in the Credit Agreement; and (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property (all of the foregoing being referred to as the "CONTRACT RIGHTS"); and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property. (The rights and interests described in this paragraph are called the "INTANGIBLES.")

     TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest that Mortgagor may now or hereafter acquire in the Rents (as defined below) or the Leases.

     BUT EXCLUDING any interest of the Mortgagor in any gaming license.

     All of the property described above, and each item of property therein described, not limited to but including the Mortgagor's fee simple interest in the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is herein referred to as the "MORTGAGED PROPERTY."

     TO HAVE AND TO HOLD all and singular the Mortgaged Property unto Mortgagee and the successors or assigns of Mortgagee forever.

     PROVIDED ALWAYS, nevertheless, and it is the true intent and meaning of Mortgagor and the Mortgagee, that if Mortgagor pays or causes to be paid to the Mortgagee all amounts due under the Obligations, and provided that Mortgagee is not obligated to disburse any additional amounts under the loans evidenced by the Note, the estate hereby granted shall cease, determine, and be utterly null and void; otherwise said estate shall remain in full force and effect.

     IT IS AGREED that Mortgagor shall be entitled to hold and enjoy the Mortgaged Property so long as no Event of Default (as defined below) exists.

     It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code in effect in the State of Iowa (the "CODE"), this instrument shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

     (a) In addition to the foregoing grant of mortgage, Mortgagor hereby grants a continuing security interest to the Mortgagee in that portion of the Mortgaged Property with respect to which the creation and perfection of a lien is governed by the Code;

     (b)  The "Debtor" is the Mortgagor and "Secured Party" is the Mortgagee.

     (c) Name and Address of Debtor are as set forth in the Preamble to this document.

     (d) Name and address of Secured Party are as set forth in the Preamble to this document.

     (e) DESCRIPTION OF THE TYPES OR ITEMS OF PROPERTY COVERED BY THIS FINANCING STATEMENT: all of the Mortgaged Property described or referred to herein in which a security interest may be perfected pursuant to the Code.

     (f) DESCRIPTION OF REAL ESTATE TO WHICH COLLATERAL IS ATTACHED OR UPON WHICH IT IS LOCATED: Described in Exhibit A.

     (g)  THE TAXPAYER IDENTIFICATION NUMBER OF THE DEBTOR IS:  46-0423394.

     (h) Mortgagee may file this Mortgage or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the mortgaged property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

     Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Mortgagee may reasonably require from time to time to perfect or renew such security interest under the Code. To the extent permitted by law, (i) all of the Equipment and Fixtures are or are to become fixtures on the Land and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of Sections 9-313 and 9-402 of the Code. Subject to the terms and conditions of the Credit Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the Mortgagee's sole election.

     Additionally, Mortgagor (i) does hereby pledge and assign to Mortgagee from and after the date hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property) (the "RENTS") under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property, and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, does hereby transfer and assign to Mortgagee all such leases and agreements (including all Mortgagor's rights under any contracts for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the "LEASES"). Mortgagee hereby grants to Mortgagor the right to collect and use the Rents as they become due and payable under the Leases, but not more than one (1) month in advance thereof, unless an Event of Default shall exist; PROVIDED that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment shall be subject to the rights of the Mortgagee under this Mortgage. Mortgagor further agrees to execute and deliver such assignments of leases or assignments of land sale contracts as Mortgagee may from time to time request, provided that such assignments do not grant the Mortgagee any greater rights than those rights set forth in the Loan Documents. If an Event of Default exists (1) the Mortgagor agrees, upon demand, to deliver to the Mortgagee all of the Leases with such additional assignments thereof as the Mortgagee may request and agrees that the Mortgagee may assume the management of the Real Property and collect the Rents, applying the same upon the Obligations in the manner provided in the Credit Agreement, and (2) the Mortgagor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases to the Mortgagee upon request of the Mortgagee. Mortgagor hereby appoints Mortgagee as its true and lawful attorney in fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property, giving and granting unto said Mortgagee and unto its agent or attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; PROVIDED, HOWEVER, that (i) this power of attorney and assignment of rents shall not be construed as an obligation upon said Mortgagee to make or cause to be made any repairs that may be needful or necessary and (ii) Mortgagee agrees that so long as no Event of Default exists, Mortgagee shall permit Mortgagor to perform the aforementioned management responsibilities. Upon Mortgagee's receipt of the Rents, at Mortgagee's option, it may use the proceeds of the Rents to pay: (1) reasonable charges for collection thereof, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of rents, (2) general and special taxes, insurance premiums, and (3) any or all of the Obligations pursuant to the provisions of the Credit Agreement. This power of attorney and assignment of rents shall be irrevocable until this Mortgage shall have been satisfied and released of record and the releasing of this Mortgage shall act as a revocation of this power of attorney and assignment of rents. Mortgagee shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Credit Agreement.

     Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee. Nothing contained in this Mortgage shall be construed as imposing on Mortgagee any of the obligations of the lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by Mortgagee. In the exercise of the powers herein granted the Mortgagee, except as provided in the Credit Agreement, no liability shall be asserted or enforced against the Mortgagee, all such liability being expressly waived and released by Mortgagor except in cases of Mortgagee's gross negligence or wilful misconduct.

     Mortgagor hereby releases and waives all rights of redemption under and by virtue of any of the laws, if any, of the State of Iowa (the "STATE"), and Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of this instrument, Mortgagor is well seised of a good and valid fee simple interest in the Mortgaged Property and with lawful authority to sell, assign, convey and mortgage the Mortgaged Property, and that the title to the Mortgaged Property is free and clear of all encumbrances, except as provided in the policy of title insurance delivered to Mortgagee in connection with the Loan issued by Stewart Title Insurance Company, and that, except for such encumbrances, Mortgagor will forever defend the same against all lawful claims.

     The following provisions shall also constitute an integral part of this
Mortgage:

     1. PAYMENT OF TAXES. (a) Without limiting any of the provisions of the Credit Agreement, Mortgagor agrees that, if the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess, or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of Mortgagee in any of the Mortgaged Property or upon Mortgagee by reason of or as holder of any of the foregoing then, Mortgagor shall pay for such documentary stamps in the required amount and deliver them to Mortgagee or pay (or reimburse Mortgagee for) such taxes, assessments or impositions. Mortgagor agrees to exhibit to Mortgagee, at any time upon request, official receipts showing payment of all taxes, assessments and charges which Mortgagor is required or elects to pay under this paragraph. Mortgagor agrees to indemnify Mortgagee against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations and regardless of whether this Mortgage shall have been released.

          (b) Mortgagor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations, liens and encumbrances of every kind and nature whatsoever now or hereafter imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, as well as all taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality or other taxing authority upon or in respect of the Mortgaged Property or any part thereof; provided, however, that Mortgagor may in good faith contest the validity, applicability or amount of any asserted tax, assessment or other charge provided that such tax, assessment or other charge is paid under protest prior to the date that such tax, assessment or other charge becomes past due.

     2. LEASES AFFECTING THE REAL PROPERTY. Mortgagor agrees faithfully to perform all of its material obligations under all present and future Leases at any time assigned to Mortgagee as additional security, and to refrain from any action or inaction which would result in termination of any such Leases or in the diminution of the value thereof or of the Rents due thereunder. All future lessees under any Lease made after the date of recording of this Mortgage shall, at Mortgagee's option and without any further documentation, attorn to Mortgagee as lessor if for any reason Mortgagee becomes lessor thereunder, and, upon demand, pay rent to Mortgagee, and Mortgagee shall not be responsible under such Lease for matters arising prior to Mortgagee becoming lessor thereunder; provided, however, Mortgagee shall not become lessor or obligated as lessor under any such Leases unless or until it shall elect in writing to do so. Mortgagee acknowledges that there are no Leases as of the date hereof.

     3. USE OF THE REAL PROPERTY. Mortgagor agrees that it shall not permit the public to use the Real Property in any manner that might tend, in Mortgagee's reasonable judgment, to impair Mortgagor's title to such property or any portion thereof, or to make possible any claim or claims of easement by prescription or of implied dedication to public use.

     4. COMPLIANCE WITH LAWS AND OTHER RESTRICTIONS. Mortgagor covenants and represents that the Mortgaged Property and the use thereof presently comply in all material respects with, and will during the full term of this Mortgage continue to comply in all material respects with, all applicable restrictive covenants, zoning and subdivision ordinances and building codes, licenses, health and environmental laws and regulations and all other applicable laws, ordinances, rules and regulations.

          Mortgagor shall preserve and maintain the Mortgaged Property in good operating condition and repair. Mortgagor shall not, without the prior written consent of Mortgagee, which shall not unreasonably be withheld or delayed, permit, commit or suffer any waste, impairment or deterioration of the Mortgaged Property or of any part thereof, and will not take any action which will increase the risk of fire or other hazard to the Mortgaged Property or to any part thereof. No new improvements shall be constructed on the Mortgaged Property and no part of the Mortgaged Property shall be removed, demolished or altered in any material manner without the prior written consent of Mortgagee, which shall not unreasonably be withheld or delayed. Mortgagor shall cause the Mortgaged Property to be managed at all times in accordance with sound business practice.

     5. LITIGATION INVOLVING MORTGAGED PROPERTY. Mortgagor shall promptly notify Mortgagee of any material litigation, administrative procedure or proposed legislative action initiated against Mortgagor or the Mortgaged Property or in which the Mortgaged Property is directly or indirectly affected including any proceedings which seek to (i) enforce any lien against the Mortgaged Property, (ii) correct, change or prohibit any existing condition, feature or use of the Mortgaged Property, (iii) condemn or demolish the Mortgaged Property, (iv) take, by the power of eminent domain, any portion of the Mortgaged Property or any property which would damage the Mortgaged Property, (v) modify the zoning applicable to the Mortgaged Property, or (vi) otherwise adversely affect the Mortgaged Property. Except in the cases of Mortgagee's gross negligence or wilful misconduct, Mortgagor shall initiate or appear in any legal action or other appropriate proceedings when necessary to protect the Mortgaged Property from damage. Mortgagor shall, upon written request of Mortgagee, represent and defend the interests of Mortgagee in any proceedings described in this Section or, in cases where Mortgagor's appointed counsel is determined by Mortgagee, in its sole but reasonable discretion, to be insufficient, pay the reasonable fees and expenses of any counsel retained by Mortgagee to represent the interest of Mortgagee in any such proceedings, in which event such fees and expenses shall bear interest at the Post-Maturity Rate and such fees and expenses, together with interest, shall be added to the Obligations.

     6. INDEMNIFICATION. Mortgagor shall not use or permit the use of any part of the Real Property for an illegal purpose, including, without limitation, the material violation of any environmental laws, statutes, codes, regulations or practices. Without limiting, but subject to, any indemnification Mortgagor has granted in the Credit Agreement, Mortgagor agrees to indemnify and hold harmless Mortgagee from and against any and all losses, suits, Obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including reasonable attorneys' and paralegals' fees, court costs and disbursements) which may be imposed on, incurred or paid by or asserted against the Real Property by reason or on account of or in connection with: (i) the construction, reconstruction or alteration of the Real Property, (ii) any negligence or misconduct of Mortgagor, any lessee of the Real Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, (iii) any accident, injury, death or damage to any person or property occurring in, on or about the Real Property or any street, drive, sidewalk, curb or passageway adjacent thereto, or (iv) any other transaction arising out of or in any way connected with the Mortgaged Property except in cases of Mortgagee's gross negligence or wilful misconduct.

     7. INSURANCE. (a) Mortgagor shall, at its sole expense, obtain for, deliver to, assign and maintain for the benefit of Mortgagee until the Obligations are paid in full, insurance policies as specified in the Credit Agreement. Such insurance policies and the assignment thereof shall be evidenced by such certificates, endorsements and copies of policies as Mortgagee shall reasonably require.

          (b) ADJUSTMENT OF LOSS. Mortgagee is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies covering the Mortgaged Property and to collect and receive the proceeds from any such policy or policies. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact for the purposes set forth in the preceding sentence, which appointment is coupled with an interest. Each insurance company is hereby authorized and directed to make payment of 100% of all such losses directly to Mortgagee alone. After deducting from such insurance proceeds any expenses incurred by Mortgagee in the collection and settlement thereof, including without limitation reasonable attorneys' and adjusters' fees and charges, Mortgagee shall apply the net proceeds as provided in clause (d) of this Section. Mortgagee shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure, except in cases of Mortgagee's gross negligence or wilful misconduct.

          (c) CONDEMNATION AWARDS. Mortgagee shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, (i) any damage or taking, pursuant to the power of eminent domain, of the Mortgaged Property or any part thereof, (ii) damage to the Mortgaged Property by reason of the taking, pursuant to the power of eminent domain, of other property, or (iii) the alteration of the grade of any street or highway on or about the Mortgaged Property. Mortgagee is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor's name any action or proceeding relating to any such compensation, awards, damages, claims, rights of action and proceeds and to settle or compromise any claim in connection therewith. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact for the purposes set forth in the preceding sentence, which appointment is coupled with an interest.
Mortgagee, after deducting from such compensation, awards, damages, claims, rights of action and proceeds all its expenses, including reasonable attorneys' fees, may apply such net proceeds (except as otherwise provided in clause (d) of this Section of this Mortgage) to payment of the Obligations. Mortgagor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Mortgagee may require, provided such assignments are consistent with the provisions of the Loan Documents.

          (d) REPAIR; PROCEEDS OF CASUALTY INSURANCE AND EMINENT DOMAIN. If all or any part of the Mortgaged Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in clause (c), Mortgagor shall promptly and with all due diligence restore and repair the Mortgaged Property whether or not the proceeds, award or other compensation are sufficient to pay the cost of such restoration or repair. The entire amount of such proceeds, award or compensation shall be applied to the Obligations in such order and manner as Mortgagee may elect, whether or not Mortgagee has declared the Obligations to be immediately due and payable pursuant to the Credit Agreement or the Note. Such proceeds, award or other compensation shall be made available to Mortgagor on such terms and conditions as Mortgagee may impose for the purpose of financing the cost of restoration or repair with any excess to be applied to the Obligations.

     8. REMEDIES. Subject to the provisions of the Credit Agreement, upon the occurrence of an Event of Default under the terms of the Credit Agreement ("EVENT OF DEFAULT"), in addition to any rights and remedies provided for in the Credit Agreement, and to the extent permitted by applicable law, the following provisions shall apply:

          (a)  Mortgagee may, at its option and without notice to or demand upon
Mortgagor:

               (i) Declare any or all indebtedness secured by this Mortgage to be due and payable immediately.

               (ii) Bring a court action to enforce the provisions of or any of the indebtedness or obligations secured by this Mortgage.

               (iii) Foreclose this Mortgage, either by judicial or non-judicial proceedings, at Mortgagee's option.

               (iv) Exercise all rights and remedies of a secured party under the Iowa Uniform Commercial Code.

               (v) Exercise any or all of the rights and remedies provided for herein or under any of the other Loan Documents upon the occurrence of an Event of Default hereunder.

               (vi) Exercise any other right or remedy available under law or in equity.

          (b) APPOINTMENT OF RECEIVER. Mortgagor hereby consents to and agrees that at any time after commencement of a judicial foreclosure action, through and including the period of redemption, the court having jurisdiction of the case shall, at the request of Mortgagee, appoint a receiver to take possession of the Mortgaged Property and of the rents and profits accruing therefrom, and Mortgagor hereby waives its right to possession, statutory or otherwise. Mortgagor agrees that this Mortgage gives to Mortgagee the right to possession before sale and termination of the right of redemption, pledges the rents and profits, creates in favor of Mortgagee a lien upon and interest in the right of possession given by Iowa statutes, and upon the revenue which arises from it, and waives the right to challenge the appointment of a receiver.

          (c) APPLICATION OF SALE PROCEEDS. To the extent permitted by law, the proceeds of any sale under this Mortgage shall be applied in the following manner:

          FIRST: To payment of the costs and expenses of the sale, including, without limitation, reasonable attorneys' fees and disbursements, title charges, and transfer taxes, together with interest on all advances made from date of disbursement at the Post-Maturity Rate from time to time or at the maximum rate permitted to be charged under applicable law, if less.

          SECOND: To payment of all sums expended by Mortgagee under the terms of this Mortgage and not yet repaid, together with interest on such sums from the date of disbursement at the Post-Maturity Rate.

          THIRD: To payment of all other Obligations secured by this Mortgage (including, without limitation, any applicable prepayment penalty or fee) in any order that Mortgagee chooses.

          FOURTH: The remainder, if any, to the person or persons legally entitled to it.

          (d) WAIVER OF ORDER OF SALE AND MARSHALLING. Mortgagor waives all rights to direct the order in which any of the Mortgaged Property will be sold in the event of any sale under this Mortgage, and also any right to have any of the Mortgaged Property marshaled upon any sale.

          (e) NON-WAIVER OF DEFAULTS. The entering upon and taking possession of the Property, the collection of any partial payment, Rents, the proceeds of fire and other insurance policies, or compensation or awards for any taking or damage of the Mortgaged Property, and the application or release thereof as herein provided, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

          (f)  REDEMPTION PERIOD; EXPENSES DURING REDEMPTION PERIOD.

               (i) Mortgagor hereby agrees that, in the event of judicial foreclosure of this Mortgage, the Mortgagee may, at its sole option, elect:

                    (1) Pursuant to Iowa Code Section 628.26 as now enacted or hereafter modified, amended or replaced, to reduce the period of redemption after sale and foreclosure to six months; or

                    (2) Pursuant to Iowa Code Section 628.27 as now enacted or hereafter modified, amended or replaced, to reduce the period of redemption after sale and foreclosure to 60 days; or

                    (3) Pursuant to Iowa Code Section 628.28 as now enacted or hereafter modified, amended or replaced, or any other Iowa Code Section, to reduce the period of redemption after sale and foreclosure to such time as may then be applicable and provided by law; or

                    (4) Pursuant to Iowa Code Section 654.20 as now enacted or hereafter modified, amended or replaced, to foreclose without redemption.

               (ii) If the Mortgaged Property is sold at a foreclosure sale, the purchaser may, during any redemption period allowed, make such repairs or alterations to the Mortgaged Property as may be reasonably necessary for the proper operation, care, preservation, protection, and insuring thereof. Any sums so paid, together with interest thereon from the time of such expenditure at the rate of 18 percent per annum or the highest rate permitted by applicable law, if less, shall be added to and become a part of the amount required to be paid for redemption from such sale.

          (g) FORECLOSURE SUBJECT TO TENANCIES. Mortgagee shall have the right, at its option, to foreclose this Mortgage subject to the rights of any tenant or tenants of the Mortgaged Property.

          (h) REMEDIES CUMULATIVE. To the extent permitted by law, every right and remedy provided in this Mortgage is distinct and cumulative to all other rights or remedies under this Mortgage or afforded by law or equity or any other agreement between Mortgagee and Mortgagor, and may be exercised concurrently, independently, or successively, in any order whatsoever. Mortgagee may exercise any of its rights and remedies at its option without regard to the adequacy of its security.

          (i) MORTGAGEE'S EXPENSES. Mortgagor shall pay all of Mortgagee's reasonable expenses incurred in any effort to enforce any terms of this Mortgage, whether or not any suit is filed, including, without limitation, reasonable attorneys' fees and disbursements, foreclosure costs, and title charges. All such sums, with interest thereon, shall be additional indebtedness of Mortgagor secured by this Mortgage. Such sums shall be immediately due and payable and shall bear interest from the date of disbursement at the Post-Maturity Rate.

     9. MORTGAGEE'S REMEDIES AGAINST MULTIPLE PARCELS. If more than one property, lot or parcel is covered by this Mortgage, and if this Mortgage is foreclosed upon, or judgment is entered upon any Obligations secured hereby execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at Mortgagee's election.

     10. NO MERGER. In the event of a foreclosure of this Mortgage or any other mortgage securing the Obligations, the Obligations then due the Mortgagee shall, at Mortgagee's option, not be merged into any decree of foreclosure entered by the court, and Mortgagee may concurrently or subsequently seek to pursue Mortgagee's remedies under one or more of the other Loan Documents, that also secure said Obligations, and the validity and enforceability of the lien of this Mortgage shall not be affected by the order in which this Mortgage may be foreclosed (or a power of sale exercised) relative to any other proceeding instituted with respect to any other Loan Document.

     11. NOTICES. All notices and other communications provided to any party hereto under this Mortgage shall be given in the manner provided in the Credit Agreement and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties.

if to Mortgagor:

     c/o Lady Luck Gaming Corp.
         206 N. Third St.
         Las Vegas, Nevada 89101

if to Mortgagee:

         Isle of Capri Casinos, Inc.
         711 Washington Loop
         Biloxi, Mississippi 39530
         Attention:   Chief Executive Officer
         Facsimile No.:  (228) 436-5998

with a copy to:

         Mayer, Brown & Platt
         190 South LaSalle Street
         Chicago, Illinois 60603
         Attn:  Paul W. Theiss
         Facsimile No.:   (312) 701-7711

Mortgagor or Mortgagee shall, from time to time, have the right to specify as the proper addressee and/or address for the purposes of this Mortgage any other party or address in the United States upon giving five (5) days' written notice thereof.

     12. EXTENSION OF PAYMENTS. Mortgagor agrees that, without affecting the liability of any person for payment of the Obligations secured hereby or affecting the lien of this Mortgage upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by Mortgagee of its rights and privileges hereunder), Mortgagee may at any time and from time to time, on request of the Mortgagor, without notice to any person liable for payment of any Obligations secured hereby, but otherwise subject to the provisions of the Credit Agreement, extend the time, or agree to alter or amend the terms of payment of such Obligations. Mortgagor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Obligations or the remainder of the security.

     13. GOVERNING LAW. Mortgagor agrees that this Mortgage is to be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

     14. SATISFACTION OF MORTGAGE. Upon full payment of all the Obligations, at the time and in the manner provided in the Credit Agreement, or upon satisfaction of the conditions set forth in the Credit Agreement for release of the Mortgaged Property from this Mortgage, this conveyance or lien shall be null and void and, upon demand therefor following such payment or satisfaction of the conditions set forth in the Credit Agreement for release of the Mortgaged Property, as the case may be, a satisfaction of mortgage or reconveyance of the Mortgaged Property shall promptly be provided by Mortgagee to Mortgagor.

     15. SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. This Mortgage shall be binding upon the Mortgagor and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the Mortgagee's successors and assigns; all references herein to the Mortgagor and to the Mortgagee shall be deemed to include their respective successors and assigns. Mortgagor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

     16. WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. Mortgagor agrees, to the full extent permitted by law, that at all times during the existence of an Event of Default, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat; and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, Mortgagor hereby waives any and all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof. Mortgagor further waives, to the full extent it may lawfully do so, all statutory or other rights in its favor, limiting concurrent actions to foreclose this Mortgage and exercising other rights with respect to the Obligations.

     17. INTERPRETATION WITH OTHER DOCUMENTS. Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between the Mortgage and the Credit Agreement, the provisions of the Credit Agreement shall govern.

     18. FUTURE ADVANCES. This Mortgage is given for the purpose of securing loan advances which the Mortgagee has made and may make to or for Mortgagor pursuant and subject to the terms and provisions of the Credit Agreement. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances made by the Mortgagee to the Mortgagor after this Mortgage is delivered to the office of the County Recorder of Clayton County, Iowa, whether made pursuant to an obligation of Mortgagee or otherwise, and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof and although there may be no indebtedness outstanding at the time any advance is made. Such loan advances may or may not be evidenced by notes executed pursuant to the Credit Agreement.

     19. NO VIOLATION OF USURY LAWS. Interest, fees, and charges collected or to be collected in connection with the indebtedness secured hereby shall not exceed the maximum, if any, permitted by applicable law. If any such law is interpreted so that such interest, fees, or charges would exceed any such maximum and Mortgagor is entitled to the benefit of such law, then (a) such interest, fees, or charges shall be reduced to the permitted maximum; and (b) any sums already paid to Mortgagee which exceeded the permitted maximum shall be refunded. Mortgagee may choose to make the refund either by treating the payments, to the extent of the excess, as prepayments of principal (without application of any prepayment fee) or by making a direct payment to the person(s) entitled thereto. The provisions of this Section 19 shall control over any inconsistent provision of this Mortgage, the Credit Agreement, or any other Loan Documents. Notwithstanding any reference to the highest lawful rate, maximum interest rate permitted to be charged by relevant law, or other like references or terms, such references or terms shall not be construed to establish a maximum lawful rate of interest as contemplated by Iowa Code Section
535.2 since the parties have agreed in writing to a rate of interest pursuant to Iowa Code Section 535.2.2. There shall be no automatic reduction to the highest lawful rate or any other like term as to any Mortgagor or other party barred by law from availing itself in any action or proceeding of the defense of usury, or any Mortgagor or other party barred or exempted from the operation of any law limiting the amount of interest that may be paid for the loan or use of money, or in the event this transaction, because of its amount or purpose or for any other reason, is exempt from the operation of any statute limiting the amount of interest that may be paid for the loan or use of money. Mortgagor agrees that any late payment fee, late fee, late charge, delinquency charge, or other like charge shall be interest for the purposes of Iowa law.

     20. INVALID PROVISIONS TO AFFECT NO OTHERS. In the event that any of the covenants, agreements, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in the Credit Agreement shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Mortgage is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

     21. CHANGES. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

     22. TIME OF ESSENCE. Time is of the essence with respect to the provisions of this Mortgage.

     23. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Mortgage.

     24. STATUTORY NOTICE. IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS MORTGAGE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS MORTGAGE MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS MORTGAGE ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE IS ALSO EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS BETWEEN THE PARTIES HERETO.

     NOTICE: THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF $16,300,000. LOANS AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED OR FILED MORTGAGES AND LIENS.



                               [Signature Page Follows]

     IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the person or persons identified below on behalf of Mortgagor (and said person or persons hereby represent that they possess full power and authority to execute this instrument).


                                   GAMBLERS SUPPLY MANAGEMENT COMPANY, a South
                                   Dakota corporation

                                   By:     /s/ RORY J. REID
                                      -------------------------------------
                                   Name:       Rory J. Reid
                                        -----------------------------------
                                   Title:      Secretary
                                         ----------------------------------

STATE OF ILLINOIS        )
                         )    SS
COUNTY OF COOK           )


     I, ___________________, a notary public of and for the aforesaid State and County do hereby certify that there appeared before me
_________________________, the ____________________ of GAMBLERS SUPPLY
MANAGEMENT COMPANY, a South Dakota corporation, on behalf of said corporation as its act and deed, for the uses and purposes therein mentioned.



                                   _____________________________
                                   Notary Public

SWORN TO before me this
____ day of October, 1999.

_____________________________
Notary Public for ______________
My Commission Expires:________